Exhibit 2.1

                               AGREEMENT OF MERGER
                                       OF
                            HENNESSY ADVISORS, INC.,
                            a California corporation

                         HENNESSY MANAGEMENT CO., L.P.,
                        a California limited partnership

                                       and

                       HENNESSY MANAGEMENT CO. 2, L.P.,
                        a California limited partnership

                  THIS AGREEMENT OF MERGER is entered into on May __, 2001 between Hennessy Advisors, Inc., a corporation duly organized and existing under the laws of the state of California, (herein called the "Surviving Corporation"), Hennessy Management Co., L.P., a limited partnership duly organized and existing under the laws of the state of California (herein called "Merging LP One") and Hennessy Management Co. 2, L.P., a limited partnership duly organized and existing under the laws of the state of California (herein called "Merging LP Two").

                  1. Merging LP One and Merging LP Two shall be merged with and into the Surviving Corporation. The laws of California permit the merger of a California limited partnership with and into a California business corporation.

                  2. The separate existences of Merging LP One and Merging LP Two shall cease upon the effective date of the merger. The Surviving Corporation shall continue its existence under its present name.

                  3. The Articles of Incorporation of the Surviving Corporation upon the effective date of the merger in the State of California shall be the Articles of Incorporation of said Surviving Corporation and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the California Corporations Code.

                  4. The bylaws of the Surviving Corporation upon the effective date of the merger in the State of California shall be the bylaws of said Surviving Corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the California Corporations Code.

                  5. The directors and officers in office of the Surviving Corporation upon the effective date of the merger in the State of California shall continue to be the members of the Board of Directors and the officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election, appointment, and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation.


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                  6. At the effective time of the merger, the limited
partnership interests of Merging LP One and Merging LP Two shall be converted into common stock of the Surviving Corporation as follows: every Ten Dollars ($10.00) of Invested Capital, as defined in the respective Limited Partnership Agreements, shall be converted into one share of common stock of the Surviving Corporation. The issued shares of the Surviving Corporation shall not be converted or exchanged in any manner or any consideration be paid therefor, but each share of the Surviving Corporation which is issued as of the effective date of the merger in the State of California shall continue to represent one issued share of the surviving corporation.

                  7. In the event that the merger herein provided for shall have been fully authorized in accordance with the provisions of the California Corporations Code, Merging LP One, Merging LP Two and the Surviving Corporation hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of California, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

                  8. The general partners of Merging LP One and Merging LP Two and the Board of Directors and the proper officers of the Surviving Corporation, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

                  Signed on ___________, 2001.

                                       SURVIVING CORPORATION
                                       HENNESSY ADVISORS, INC.,
                                       A California Corporation

                                       By:______________________________________
                                           Name:   Neil J. Hennessy
                                           Title:  President






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                                       MERGING LP ONE
                                       HENNESSY MANAGEMENT CO., L.P.,
                                       a California limited partnership

                                           By:  Hennessy Advisors, Inc.,
                                                A California corporation
                                           Its  General Partner

                                                By:_____________________________
                                                     Name: Neil J. Hennessy
                                                     Title: President


                                       MERGING LP TWO
                                       HENNESSY MANAGEMENT CO. 2, L.P.,
                                       a California limited partnership

                                           By:  Hennessy Advisors, Inc.,
                                                A California corporation
                                           Its  Sole General Partner

                                                By:_____________________________
                                                     Name: Neil J. Hennessy
                                                     Title: President



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